Exhibit 10.1

Execution Version

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (as may be amended from time to time, this “Subscription Agreement”) is entered into as of the 30th day of January, 2025, by and among Cipher Mining Inc., a Delaware corporation (“Cipher”), and Star Beacon LLC, a Delaware limited liability company and wholly owned subsidiary of SoftBank Group Corp., a Japanese Kabushiki kaisha (“SoftBank”).

RECITALS

WHEREAS, SoftBank desires to subscribe for and to purchase from Cipher 10,438,413 shares (the “Acquired Shares”) of common stock, par value $0.001, of Cipher (the “Cipher Common Stock”) for a purchase price of approximately $4.79 per share and an aggregate purchase price of $50,000,000 (the “Purchase Price”), and Cipher desires to issue and sell to SoftBank the Acquired Shares in consideration of the payment of the Purchase Price by SoftBank to Cipher; and

WHEREAS, concurrently with the execution hereof, Cipher and SoftBank are executing a Registration Rights Agreement with respect to the Acquired Shares (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

1. Subscription. Subject to the terms and conditions hereof, SoftBank hereby agrees to subscribe for and purchase, and Cipher hereby agrees to issue and sell to SoftBank, the Acquired Shares on the date hereof in consideration for the payment of the Purchase Price to Cipher or its designee (such subscription and issuance, the “Subscription”).

2. Subscription Deliveries.

(a) Concurrently with the execution of this Subscription Agreement, SoftBank shall deliver, or cause to be delivered, to Cipher:

(i) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by Cipher set forth on Schedule B hereto; and

(ii) a duly completed and executed Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8.

(b) Concurrently with the execution of this Subscription Agreement, Cipher shall deliver, or cause to be delivered, to SoftBank: the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of SoftBank (or its nominee in accordance with its delivery instructions) or to a custodian designated by SoftBank, as applicable.

3. Representations and Warranties of Cipher. Except as disclosed in (i) Cipher’s annual reports on Form 10-K for its fiscal years ended December 31, 2023, (ii) its proxy statements relating to meetings of the stockholders of Cipher since December 31, 2023, and (iii) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission’s (the “Commission”) since December 31, 2023 (such documents together with all amendments thereto collectively, the “Cipher SEC Documents”) (other than information that is contained (A) in the risk factors sections of such Cipher SEC Documents and (B) in any forward-looking statements disclaimer in such Cipher SEC Documents or in any other section to the extent that they are cautionary or of a nature that they speculate about future developments, except, in each case of clauses (A) and (B) to the extent such information consists solely of factual and/or historical statements), Cipher represents and warrants to SoftBank as of the date hereof that:

(a) Cipher has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with entity power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. Except as would not, individually or in the aggregate, have a Cipher Material Adverse Effect, each subsidiary of Cipher has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization, with entity power and authority to own, lease and operate its properties and conduct its business as presently conducted.

(b) The Acquired Shares shall have been duly authorized and, when issued and delivered to SoftBank against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive, anti-dilution or similar rights created under Cipher’s Second Amended and Restated Certificate of Incorporation (“Charter”) and Amended and Restated Bylaws (“Bylaws”) or under the laws of the State of Delaware.

(c) This Subscription Agreement has been duly authorized, executed and delivered by Cipher and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) The Registration Rights Agreement has been duly authorized, executed and delivered by Cipher and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e) The execution, delivery and performance of this Subscription Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Cipher pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Cipher is a party or by which Cipher is bound or to which any of its property or assets is subject; (ii) the Charter or Bylaws; or (iii) any statute or any judgment, order, rule or regulation of any court or other federal, state, local or other governmental, regulatory or administrative authority, agency, commission or self-regulatory organization (“Governmental Authority”), having jurisdiction over Cipher or any of its properties except, in the case of clauses (i) and (iii), as would not, individually or in the aggregate, have a Cipher Material Adverse Effect.

(f) Assuming the accuracy of SoftBank’s representations and warranties set forth in Section 4, Cipher is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other person in connection with the execution, delivery and performance by Cipher of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and (iii) other required filings with the Commission and other regulatory authorities relating to the transactions contemplated hereby.

(g) Cipher is authorized to issue two classes of stock: Cipher Common Stock and preferred stock having a par value of $0.001 per share (“Cipher Preferred Stock”). As of January 29, 2025, (i) 351,009,646 shares of Cipher Common Stock are issued and outstanding, (ii) up to 8,613,980 shares of Cipher Common Stock are subject to issuance upon exercise of outstanding warrants (the “Cipher Warrants”) and (iii) no shares of Cipher Preferred Stock are issued and outstanding. All outstanding shares of Cipher Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Subscription Agreement or the Registration Rights Agreement, or the consummation of the transactions described herein or therein.

(h) Assuming the accuracy of SoftBank’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by Cipher to SoftBank.

(i) Neither Cipher nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(j) Cipher has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any equityholder or Affiliate (as defined below) of Cipher. For purposes of this Subscription Agreement, “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act.

(k) Except as provided in this Subscription Agreement, none of Cipher, its subsidiaries or any of their Affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act.

(l) Cipher has taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, shareholder rights plan (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under its Charter or Bylaws or the laws of the State of Delaware which is or could become applicable to SoftBank as a result of Cipher’s issuance of the Acquired Shares and SoftBank’s ownership of the Acquired Shares.

(m) Neither Cipher nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Cipher or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Cipher and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof Insolvent (as defined below). For purposes hereof, “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(n) Since January 1, 2024, except as specifically disclosed in the Cipher SEC Documents, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to have a Cipher Material Adverse Effect, and (ii) Cipher has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Cipher’s financial statements pursuant to GAAP or disclosed in filings made with the Commission.

(o) Cipher has filed or furnished, as applicable, on a timely basis, all reports, forms, and other statements and documents required to be filed with or furnished to the Commission pursuant to the Exchange Act or the Securities Act by Cipher since January 1, 2023. Each such Cipher SEC Document at the time of its filing or being furnished (or, if amended, as of the date of such amendment), complied in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), in each case including any rules and regulations promulgated thereunder applicable to such Cipher SEC Document. Cipher satisfies the registrant requirements for the use of a registration statement on Form S-3 to register the Acquired Shares for resale by SoftBank under the Securities Act. Except as disclosed in such Cipher SEC Documents, as of their respective filing dates (or, if amended, as of the date of such amendment), the Cipher SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the Cipher SEC Documents.

(p) Except as disclosed in the Cipher SEC Documents, Cipher and its subsidiaries are in material compliance with the applicable requirements of Sarbanes-Oxley Act that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.

(q) The Cipher Common Stock and Cipher Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Select Market under the symbols “CIFR” and “CIFRW”, respectively. Cipher is in compliance in all material respects with the rules of Nasdaq Stock Market LLC (“Nasdaq”), and there is no action, cause of action, claim, demand, litigation, suit, investigation, arbitration or other similar proceeding (a “Proceeding”) pending or, to the knowledge of Cipher, threatened against Cipher by Nasdaq, Financial Industry Regulatory Authority, Inc. or the Commission with respect to any intention by such entity to deregister the Cipher Common Stock or the Cipher Warrants under the Exchange Act or terminate the listing of the Cipher Common Stock or the Cipher Warrants on the Nasdaq Global Select Market. None of Cipher or its Affiliates has taken any action in an attempt to terminate the registration of the Cipher Common Stock or the Cipher Warrants under the Exchange Act or the listing of the Cipher Common Stock or the Cipher Warrants on the Nasdaq Global Select Market.

(r) Cipher is not a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”).

(s) Cipher Material Adverse Effect shall mean any change, effect, circumstance, condition, event, occurrence or development (collectively, “Effects”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of Cipher and its subsidiaries taken as a whole or (ii) Cipher’s ability to perform its obligations hereunder; provided, however, that, with respect to clause (i) only, in no event will any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a “Cipher Material Adverse Effect”: (A) actual or proposed changes in law or regulations, regulatory policies or financial accounting standards or, in each case, any interpretation thereof; (B) general economic, political or business conditions or changes therein (including commencement, continuation or escalation of war, armed hostilities or national or international calamity); (C) financial and capital markets conditions (or changes to such conditions), including interest rates and currency exchange rates or any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (D) any trend or change generally affecting any of the industries in which Cipher and its subsidiaries operate; (E) the entry into or announcement of this Subscription Agreement, the pendency or consummation of the transactions contemplated hereby or the performance of this Subscription Agreement or the Registration Rights Agreement, including any adverse change in customer, supplier, governmental, landlord or similar relationships resulting therefrom or with respect thereto (including the termination of any contracts with such counterparties) (provided that, this clause (e) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the entry into or announcement of this Subscription Agreement, the pendency or consummation of the transactions contemplated hereby or the performance of this Subscription Agreement or the Registration Rights Agreement); (F) the compliance with the terms of this Subscription Agreement or the Registration Rights Agreement or the taking of any action (or the omission of any action) required by this Subscription Agreement or the Registration Rights Agreement; (G) weather conditions, global health conditions (including any epidemic, pandemic or disease outbreak) or other force majeure events, any act of God or natural disaster, including any material worsening of such conditions; (H) any acts of terrorism or changes in geopolitical conditions; or (i) any failure of Cipher and its subsidiaries to meet any projections, business plans or forecasts (provided that, this clause (I) shall not prevent a determination that any change or effect underlying such failure to meet projections, business plans or forecasts has resulted in a Cipher Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Cipher Material Adverse Effect)); provided, further, that any Effect referred to the foregoing clauses (A), (B), (C), (D), (G) and (H) above may be taken into account in determining if a Cipher Material Adverse Effect has occurred to the extent that such matters materially and disproportionately impact Cipher and its subsidiaries (taken as a whole) relative to other similarly situated Persons in the industries in which Cipher and its Affiliates operate.

4. SoftBank’s Representations and Warranties. SoftBank represents and warrants to Cipher as of the date hereof that:

(a) SoftBank is a wholly owned subsidiary of SoftBank Group Corp., a Japanese Kabushiki kaisha, has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority (or in the case of an individual, the legal capacity) to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by SoftBank and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The Registration Rights Agreement has been duly authorized, executed and delivered by SoftBank and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) The execution, delivery and performance by SoftBank of this Subscription Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SoftBank or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SoftBank or any of its subsidiaries is a party or by which SoftBank or any of its subsidiaries is bound or to which any of the property or assets of SoftBank or any of its subsidiaries is subject; (ii) the organizational documents of SoftBank; or (iii) any statute or any judgment, order, rule or regulation of any Governmental Authority having jurisdiction over SoftBank or any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of SoftBank to perform in any material respects its obligations hereunder.

(e) SoftBank (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if SoftBank is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and SoftBank has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution, resale or other disposition thereof either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto in addition to certain other customary information reasonably requested by Cipher). SoftBank is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(f) SoftBank understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Acquired Shares have not been registered under the Securities Act. SoftBank understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by SoftBank absent an effective registration statement under the Securities Act, except (i) to Cipher or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, or (iv) to a Permitted Transferee in accordance with Section 5, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Acquired Shares shall contain a legend to such effect. SoftBank acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. SoftBank understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(g) SoftBank understands and agrees that SoftBank is purchasing the Acquired Shares directly from Cipher. SoftBank further acknowledges that there have been no representations, warranties, covenants and agreements made to SoftBank by Cipher or any of its officers, managers or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(h) In making its decision to purchase the Acquired Shares, SoftBank represents that it has relied solely upon independent investigation made by SoftBank. SoftBank acknowledges and agrees that SoftBank has received such information as SoftBank deems necessary in order to make an investment decision with respect to the Acquired Shares. SoftBank represents and agrees that SoftBank and SoftBank’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as SoftBank and SoftBank’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

(i) SoftBank became aware of this offering of the Acquired Shares solely by means of direct contact between SoftBank and Cipher and the Acquired Shares were offered to SoftBank solely by direct contact between SoftBank and Cipher. SoftBank did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to SoftBank, by any other means. SoftBank acknowledges that the Acquired Shares (i) were not offered to it in any form of general solicitation or general advertising, including methods described in Rule 502(c) of Regulation D under the Securities Act, and (ii) are not being offered to it in a manner involving a public offering under, or, to its knowledge, in a distribution in violation of, the Securities Act or any other applicable securities laws.

(j) SoftBank acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. SoftBank is a sophisticated investor, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and SoftBank has sought such accounting, legal, business and tax advice as SoftBank has considered necessary to make an informed investment decision. SoftBank acknowledges that neither Cipher nor any of its agents or Affiliates have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement. SoftBank is relying solely on SoftBank’s separate legal and tax advisors and not on any statements or representations of Cipher (or any of Cipher’s advisors, Affiliates, agents or representatives) for any legal or tax advice with respect to an investment in the Acquired Shares.

(k) SoftBank has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for SoftBank, and SoftBank is able at this time and in the foreseeable future to bear the economic risk of a total loss of SoftBank’s investment in Cipher. SoftBank acknowledges specifically that a possibility of total loss exists.

(l) SoftBank understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(m) SoftBank is not (i) a person or entity named on any of the OFAC Lists, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. SoftBank agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that SoftBank is permitted to do so under applicable law. SoftBank represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that SoftBank maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. SoftBank also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. SoftBank further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by SoftBank and used to purchase the Acquired Shares were legally derived.

(n) If SoftBank is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code or to any Similar Law, SoftBank represents and warrants that (i) neither Cipher, nor any of its Affiliates (the “Transaction Parties”), has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of a person or entity who is (A) independent of the Transaction Parties; (B) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies; (C) is a fiduciary (under ERISA and/or section 4975 of the Code or, if applicable, a Similar Law) with respect to SoftBank’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (D) is aware of and acknowledges that none of the Transaction Parties is undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares; and (iii) the investment in and holding of the Acquired Shares is in accordance with the terms of SoftBank’s governing instruments and complies with all applicable requirements of ERISA, the Code and all applicable Similar Laws, and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

(o) SoftBank has sufficient funds to pay the Purchase Price.

5. Restrictions on Transfer.

(a) Transfer of Acquired Shares During Lock-Up Period.

(i) For a period of thirty (30) days from the date of this Subscription Agreement (the “Lock-Up Period”), each Subscriber Party (as defined below) shall not Transfer any Acquired Share, except as otherwise permitted pursuant to Section 5(a)(ii) and, in the case of SoftBank, Section 5(a)(iii) and in each case, in compliance with the Charter and Bylaws.

(ii) Notwithstanding anything to the contrary in Section 5(a)(i), each Subscriber Party shall be permitted to Transfer all or any portion of such Subscriber Party’s Acquired Shares, at any time and from time to time, to any Permitted Transferee, but only if such Permitted Transferee, agrees in writing for the benefit of Cipher (in form and substance reasonably satisfactory to Cipher and with a copy thereof to be furnished to Cipher) to be bound by the terms of this Section 5 and Section 9 and delivers to Cipher a duly executed, valid and properly completed Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8 evidencing that such Permitted Transferee is not subject to backup withholding.

(iii) SoftBank (or its Permitted Transferees) shall be permitted to Transfer up to $35,000,000 of SoftBank’s Acquired Shares (in the aggregate) at any time and from time to time in privately negotiated transactions with up to three Persons and their Affiliates (each a “Subsequent Transferee”); provided, that, (A) such Transfer shall not be made to a Competitor (as defined below), (B) such Subsequent Transferee shall be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, and (C) such Subsequent Transferee agrees in writing for the benefit of Cipher (in form and substance reasonably satisfactory to Cipher and with a copy thereof to be furnished to Cipher) to be bound by the terms of this Section 5 (other than this clause (iii)) and Section 9 and delivers to Cipher a duly executed, valid and properly completed Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8 evidencing that such Permitted Transferee is not subject to backup withholding.

(b) Orderly Sale of Acquired Shares.

(i) Notwithstanding anything to the contrary in this Subscription Agreement, the Registration Rights Agreement, the Charter or the Bylaws, following the Lock-Up Period, at any time SoftBank, a Subsequent Transferee or any Permitted Transferee thereof (each, a “Subscriber Party”) determines to sell any Acquired Shares other than, in the case of SoftBank, any Acquired Shares transferred pursuant to Section 5(a)(iii), (A) Cipher shall use its commercially reasonable efforts to assist the Subscriber Party in promptly disposing of such Subscriber Party’s Acquired Shares pursuant to an Orderly Sale Arrangement (as defined below), including complying with all applicable covenants in the Registration Rights Agreement, and (B) the Subscriber Party shall comply with the applicable provisions of the Orderly Sale Arrangement, including complying with all covenants in the Registration Rights Agreement.

(ii) The term “Orderly Sale Arrangement” means sales pursuant to any of the following methods:

(1) the sale of Cipher Common Stock in a sale of Acquired Shares to an underwriter or underwriters for reoffering to the public (an “Underwritten Offering”) pursuant to the Registration Rights Agreement;

(2) the sale of Cipher Common Stock by a Subscriber Party in compliance with Rule 144(f) promulgated under the Securities Act, as if such sales were effected pursuant to such rule; provided, that under this clause (2), (A) on a daily basis on any Trading Day, sales pursuant to this Section 5(b)(ii)(2) by such Subscriber Party together with such Subscriber Party’s Permitted Transferees, on an aggregate basis, may be made at any price with respect to a number of shares in an amount not to exceed (I) ten percent (10%) of an average daily trading volume of Cipher Common Stock for the four-week period immediately preceding the week during which such Trading Day occurs, as reported on Bloomberg Financial L.P. (or any successor thereof) using the HP function (or any equivalent thereof), or (II) if greater, ten percent (10%) of the daily trading volume of Cipher Common Stock for that particular Trading Day and (B) any additional sales made based on this Section 5(b)(ii)(2) on any particular Trading Day must be made at a price above the volume weighted average price for the immediately preceding Trading Day; provided, however, that “ten percent (10%)” in each of clauses (I) and (II) above shall be adjusted proportionally for the number of transferees in Transfers pursuant to Section 5(a)(iii) (for example, if there were three transferees in Transfers pursuant to Section 5(a)(iii), the percentage for clauses (I) and (II) above would be two and one-half percent (2.5%));

(3) a block sale of Cipher Common Stock, at a price per share no less than ninety percent (90%) of the volume weighted average price of Cipher’s Common Stock on an Approved Market on the immediately preceding Trading Day, to a transferee that would not violate the restrictions set forth in Section 5(c) below, such sale not to exceed at any one time with respect to such Subscriber Party together with its Permitted Transferees, in the aggregate, that number of shares equal to the lesser of (A) the average daily trading volume of Cipher Common Stock for the four-week period immediately preceding the week during which such sale occurs, as reported on Bloomberg Financial L.P. (or any successor thereof) using the HP function (or any equivalent thereof), or (B) two and one-half percent (2.5%) of Cipher Common Stock outstanding at such time and, in either case, to be executed through a broker dealer; provided, that each Subscriber Party and its Permitted Transferees, in the aggregate, shall not be permitted to undertake more than one block sale of Cipher Common Stock in any three-month period; provided, further, that such Subscriber Party and its applicable Permitted Transferees deliver a certification to Cipher stating that to the knowledge of such Subscriber Party or Permitted Transferee, after due inquiry, such sale will not violate the Transfer restrictions set forth in Section 5(c); or

(4) any other method of sale mutually agreed by Cipher and the Subscriber Party, acting reasonably and in good faith.

(c) No Transfer to Competitors; Block Transfers. Each Subscriber Party shall not, with respect to the Acquired Shares referred to in Section 5(b), directly or indirectly:

(i) in a transaction or a series of transactions, knowingly Transfer any Acquired Shares to any Person set forth on Schedule C hereto or an Affiliate of such Persons (each such person, and each Affiliate of such person, a “Competitor”); provided, that, if requested by Cipher, Cipher and the Subscriber Parties shall discuss in good faith amendments to Schedule C hereto and the Subscriber Parties shall not unreasonably withhold condition or delay its consent to any such amendment proposed by Cipher if Schedule C has not been amended in the preceding twelve (12) months; provided, further, that Schedule C may not contain more than fifteen (15) Competitors at any time; or

(ii) individually or acting together with any other Person, at any time Transfer any Acquired Shares to any Person (except as permitted under Section 5(a)) that has filed a Schedule 13D with respect to Cipher’s Common Stock that has not been terminated, or to the knowledge of such Subscriber Party, would be required to file a Schedule 13D as a result of the purchase of Cipher Common Stock from such Transfer; provided, that this Section 5(c)(ii) shall not apply to any open market sale of Cipher Common Stock through a brokerage transaction effected over a United States national securities exchange or any bona fide Underwritten Offering; provided, further, that the Subscriber Parties shall have no obligation of inquiry, other than to (A) review the Schedule 13D and Schedule 13G filings made with respect to the Cipher Common Stock and (B) to obtain a written representation from the purchaser to the effect that such purchaser will not be required to file and does not currently intend to file a Schedule 13D).

(d) Restriction on Hedging, Etc. The Subscriber Parties shall not enter into any swap, hedge, forward contract or other arrangement or transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Acquired Shares. No Subscriber Party shall directly or indirectly sell any Acquired Shares that such Subscriber Party does not at the time of sale own. The restrictions in this Section 5(d) (i) shall not apply to any pledge of Acquired Shares as collateral for any financing facility of a Subscriber Party or its Affiliates, provided, that such financing facility is secured by a portfolio of assets or equity interests issued by multiple issuers and (ii) shall terminate with respect to a Subscriber Party when such Subscriber Party no longer owns any Acquired Shares referred to in Section 5(b).

(e) Any attempted Transfer in violation of this Section 5 shall be null and void ab initio and Cipher shall not be required to give any effect thereto.

(f) For the purposes of this Section 5:

(i) “Approved Market” means, if Cipher Common Stock is then listed or quoted thereon, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market and the Nasdaq Capital Market.

(ii) “Permitted Transferee” means, with respect to any Person, (A) any Affiliate of such Person (provided that, for the avoidance of doubt, such Affiliate may not be a Competitor) and (B) any successor entity of such Person, in each case of clauses (A) and (B), that shall be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A.

(iii) “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), including a governmental entity.

(iv) “Trading Day” means any day on which shares of Cipher’s equity securities are traded, or able to be traded, on the Approved Market on which shares of Cipher’s equity securities are listed or traded.

(v) “Transfer” by any Person means, directly or indirectly, to (A) offer, sell, contract to sell, transfer, assign, pledge, encumber, hypothecate, or dispose of, either voluntarily or involuntarily, any securities owned by such Person or of any interest (including any voting interest) in any securities owned by such Person, or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any subject securities, for cash or otherwise; provided, however, that, notwithstanding anything to the contrary in this Subscription Agreement, a Transfer shall not include the redemption or other acquisition of Acquired Shares by Cipher.

6. Legend.

(i) SoftBank agrees that all certificates or other instruments, if any, representing the Acquired Shares subject to this Subscription Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

(ii) Following the Lock-Up Period and upon request of a Subscriber Party, following receipt by Cipher of an opinion of counsel reasonably satisfactory to Cipher to the effect that such legend is no longer required under the Securities Act and applicable state laws, Cipher shall cause the legend to be removed from any certificate (if applicable) or book entry to be transferred in accordance with the terms hereof.

7. Tax Matters.

(a) SoftBank shall pay any and all documentary, stamp and similar issue or transfer tax due on the issuance of the Acquired Shares.

(b) Cipher shall be entitled to deduct and withhold any amounts that are required to be deducted or withheld in respect of the Acquired Shares or payments thereon, and any amounts so deducted or withheld shall be remitted to the applicable taxing authority and shall be treated for all purposes of this Subscription Agreement as having been paid to SoftBank in respect of which such deduction or withholding was made. SoftBank shall be responsible for, and shall indemnify, severally and not jointly, and hold Cipher and its Affiliates harmless from, any withholding or other taxes (including any interest, penalties or additions to tax relating thereto) imposed on or with respect to SoftBank or any of its Affiliates to the extent such taxes are not deducted and withheld from payments made by Cipher to SoftBank in respect of the Acquired Shares.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

9. SoftBank’s Covenants.

(a) Each Subscriber Party and each of its controlled Affiliates, with respect to all of the Cipher Common Stock beneficially owned by each such Person, hereby agrees: at each annual and special meeting of Cipher’s stockholders (“Cipher Stockholders”) held prior to the expiration of the Voting Period (as defined below) (each such meeting, a “Cipher Stockholder Meeting”), and in each written consent or resolutions of any of the Cipher Stockholders in which any such Person is entitled to vote or consent, such Person will (A) appear at such Cipher Stockholder Meeting or otherwise cause all Cipher Common Stock beneficially owned by such Person and its controlled Affiliates to be counted as present for purposes of establishing a quorum, (B) vote, or cause to be voted, all Cipher Common Stock beneficially owned by such Person and its controlled Affiliates on Cipher’s proxy card or voting instruction form (i) in favor of each of the directors nominated by the Board of Directors of Cipher (the “Cipher Board”) and

recommended by the Cipher Board in the election of directors and against any proposals to remove any such members of the Cipher Board, (ii) against any nominees to serve on the Cipher Board that have not been recommended by the Cipher Board and (iii) with respect to all other matters in accordance with the Cipher Board’s recommendations as identified in Cipher’s proxy statement, and (C) not execute any proxy card or voting instruction form in respect of such Cipher Stockholder Meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Cipher Board; provided, that with respect to any Voting Exempt Matter (as defined below), such Person shall have the ability to vote freely so long as such Person does not publicly disclose such vote.

(b) From the date of this Subscription Agreement until the expiration of the Voting Period, each Subscriber Party and its controlled Affiliates, shall not, and shall cause its controlled Affiliates, principals, directors, general partners, officers, employees and, to the extent acting on its behalf or at its direction, agents and other representatives not to, directly or indirectly:

(i) make any announcement or proposal with respect to, or offer, seek, propose or indicate an interest in (A) any form of business combination or acquisition or other transaction relating to a majority of the assets or securities of Cipher or any of its subsidiaries, (B) any form of restructuring, recapitalization or similar transaction with respect to Cipher or any of its subsidiaries or (C) any form of tender or exchange offer with respect to Cipher Common Stock;

(ii) engage in any solicitation of proxies or written consents to vote (or withhold the vote of) any voting securities of Cipher, or conduct any binding or nonbinding referendum with respect to any voting securities of Cipher, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents) with respect to any voting securities of Cipher, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act, to vote (or withhold the vote of) any securities of Cipher;

(iii) purchase or otherwise acquire, or offer, seek, propose or agree to acquire, ownership (including beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any equity securities of Cipher, any direct or indirect rights or options to acquire any such securities, any derivative securities or contracts or instruments exercisable for or convertible into shares of Cipher Common Stock, in each case, resulting in such Subscriber Party and its controlled Affiliates owning more than 4.99% of the Cipher Common Stock; provided, that, with the Cipher Boards’ prior written consent, any such Person shall be allowed to acquire additional Cipher Common Stock based on such Person’s pro rata portion of the amount funded hereunder;

(iv) act, seek, facilitate or encourage any person to submit nominations or proposals, whether in furtherance of a “contested solicitation” or otherwise, for the appointment, election or removal of directors or otherwise with respect to Cipher or seek, facilitate, encourage or take any other action with respect to the appointment, election or removal of any directors; or

(v) form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act or otherwise) with respect to Cipher or its securities; provided, however, that nothing in this Subscription Agreement shall limit the ability of an Affiliate of any Subscriber Party and its controlled Affiliates, to join the “group” following the execution of this Subscription Agreement upon notice to Cipher, so long as any such Affiliate first agrees to be bound in writing by the terms and conditions of Section 9(b) this Subscription Agreement.

(c) Notwithstanding the foregoing, nothing in Section 9(b) or elsewhere in this Subscription Agreement shall prohibit or restrict any Subscriber Party or its controlled Affiliates, from communicating privately with the Cipher Board or any executive officer or director of Cipher, regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications and subject to the confidentiality obligations to Cipher of any such director or officer. No Subscriber Party or its controlled Affiliates shall seek to do directly or indirectly through any director of Cipher or other individual anything that would be prohibited under this Subscription Agreement if done by such Person or any of its Affiliates or their agents and representatives.

(d) Notwithstanding anything set forth herein to the contrary, upon the public announcement by Cipher of entry into a definitive agreement for a transaction that would constitute a Change of Control (as defined below), Section 9(b) of this Subscription Agreement shall immediately and automatically terminate in its entirety with respect to such Subscriber Party and no party hereunder shall have any further obligations under Section 9(b) of this Subscription Agreement; provided, however, no party shall be released from any breach of this Subscription Agreement that occurred prior to the Change of Control.

(e) For the purposes of this Section 9:

(i) “Change of Control” shall be deemed to have taken place if (A) any person is or becomes a beneficial owner, directly or indirectly, of securities of Cipher representing more than fifty percent (50%) of the equity interests and voting power of Cipher’s then outstanding equity securities, (B) Cipher effects a merger or a stock-for-stock transaction with a third party whereby immediately after the consummation of the transaction Cipher’s Stockholders retain less than fifty percent (50%) of the equity interests and voting power of the surviving entity’s then outstanding equity securities or (C) Cipher sells all or substantially all of Cipher’s assets to a third party.

(ii) “Voting Exempt Matter” means, with respect to Cipher: any merger, acquisition, recapitalization, restructuring, financing, share issuances, disposition, distribution, spin-off, sale or transfer of all or substantially all of Cipher’s and its subsidiaries’ assets in one or a series of transactions, joint venture or other business combination of Cipher and its subsidiaries with a third party and related matters in connection with such transactions, including the composition of the Cipher Board or the board of directors, board of trustees or other similar body of its successor following such transactions.

(iii) “Voting Period” means the earlier of (A) one year from the date of this Subscription Agreement and (B) the date on which the Acquired Shares then held by the applicable Subscriber Party together with its Permitted Transferees represents less than 50% of the Acquired Shares acquired by such Subscriber Party pursuant to: (i) in the case of SoftBank, this Subscription Agreement; provided, that, for purposes of this Section 9(e)(iii), the Acquired Shares acquired by SoftBank shall be decreased by the aggregate number of any Acquired Shares transferred to a Subsequent Transferee pursuant to Section 5(a)(iii) within 180 days of the date hereof, or (ii) in the case of a Subsequent Transferee, the number of Acquired Shares such Subsequent Transferee and its Affiliates received pursuant to a Transfer under Section 5(a)(iii).

10. Miscellaneous.

(a) Each party hereto acknowledges that the other party and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement.

(b) Each party hereto agrees that the terms of this Subscription Agreement shall not be disclosed or otherwise made available to the public, that copies of this Subscription Agreement shall not be publicly filed or otherwise made available to the public and that no party shall make any public announcement regarding this Subscription Agreement or the transactions contemplated hereby, except as mutually agreed in writing by the parties; provided, that the parties shall be entitled to make such disclosures and filings in respect of entry into the definitive agreements as required by applicable laws and regulations (including as required by any stock exchange rules). In the event that such disclosures or filings are required by applicable law, Cipher and SoftBank shall, prior to such disclosure or filing, notify the other parties of the legal requirement and use its commercially reasonable efforts to obtain “confidential treatment” of this Subscription Agreement with such Governmental Authority.

(c) Other than as provided in Section 5(a), SoftBank may not assign this Subscription Agreement or any of SoftBank’s rights and obligations hereunder without the prior consent of Cipher. Neither this Subscription Agreement nor any rights that may accrue to Cipher hereunder or any of Cipher’s respective obligations may be transferred or assigned.

(d) The agreements and covenants made by each party hereto in this Subscription Agreement shall survive the date hereof. The representations and warranties made by each party hereto in this Subscription Agreement shall not survive the date hereof.

(e) Cipher may request from any Subscriber Party such additional information as Cipher may deem reasonably necessary to evaluate the eligibility of such Subscriber Party to acquire the Acquired Shares and to cause the Acquired Shares to be issued and delivered to such Subscriber Party, and such Subscriber Party shall provide such information as may be reasonably requested; provided, that, that upon receipt of such additional information, Cipher shall be allowed to convey such information to its representatives and such representatives shall keep the information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

(f) This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in ..pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) Each Subscriber Party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

(l) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, or emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to SoftBank, to such address set forth on the signature pages hereto; and

if to Cipher, to:

Cipher Mining Inc.

1 Vanderbilt Avenue, Floor 54

New York, New York 10017

Attention: Chief Legal Officer

Email:

with a copy to:

Latham & Watkins LLP

99 Bishopsgate

London EC2M 3XF United Kingdom

Attention: David Stewart; Christopher R. Drewry; Ann Buckingham; Sean Parish

Email:

(m) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(n) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND, IF SUCH FEDERAL COURT DOES NOT HAVE JURISDICTION, THE COURTS OF THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH FEDERAL OR DELAWARE STATE COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES

AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(l) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, FINANCIAL ADVISOR, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).

(o) From the date hereof until February 28, 2025 (the “Exclusivity End Date”), without SoftBank’s prior written consent, Cipher, on behalf of itself and its subsidiaries, shall not enter into binding definitive documentation to sell, transfer or otherwise divest or encumber, directly or indirectly, Cipher Barber Lake LLC (“Propco”) or the 250 acre Barber Lake site owned by Propco located near Colorado City, TX (32°23’43.8”N 100°55’11.2”W) approximately 3 miles west of Colorado City, TX and situated north of I-20 (the “Property”), in each case, other than in connection with any transaction (i) with SoftBank or its Affiliates or (ii) involving all or substantially all of the consolidated assets of Cipher. Notwithstanding the foregoing, prior to the Exclusivity End Date, Cipher and its subsidiaries and their respective representatives may discuss and negotiate with any third party regarding any commercial, collaboration or partnership arrangement or direct or indirect transfer, sale, divestiture or encumbrance, in each case, involving Propco or the Property so long as Cipher does not (A) enter into binding definitive documentation with respect thereto (other than a customary non-disclosure agreement) prior to the Exclusivity End Date (other than with respect to an Excluded Transaction)) or (B) breach that certain Non-Disclosure Agreement (the “Non-Disclosure Agreement”) by and between Cipher and SoftBank dated as of October 14, 2024 (including, for the avoidance of doubt, by disclosing any information regarding any potential transactions by and between Cipher and SoftBank and any discussions related thereto).

(p) EFFECTIVE UPON AND SUBJECT TO THE DATE HEREOF, CIPHER, ON BEHALF OF ITSELF, ITS AFFILIATES, ITS SUBSIDIARIES AND EACH OF ITS AND THEIR RESPECTIVE OFFICERS, EMPLOYEES, DIRECTORS, DIRECT OR INDIRECT EQUITY HOLDERS, AGENTS, REPRESENTATIVES, OWNERS, MEMBERS, MANAGERS, ASSIGNS, SUCCESSORS AND PREDECESSORS, (EACH, SOLELY IN EACH SUCH CAPACITY, A “CIPHER RELEASOR”), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY FOREVER, FULLY, IRREVOCABLY, CONCLUSIVELY, ABSOLUTELY AND UNCONDITIONALLY RELEASES, DISCHARGES AND ACQUITS SOFTBANK, ITS AFFILIATES, ITS SUBSIDIARIES AND EACH OF ITS AND THEIR RESPECTIVE FORMER, CURRENT OR FUTURE OFFICERS, EMPLOYEES, DIRECTORS, DIRECT OR INDIRECT EQUITY HOLDERS, AFFILIATED INVESTMENT FUNDS, AFFILIATED INVESTMENT VEHICLES, MANAGED ACCOUNTS, MANAGED FUNDS, AGENTS, REPRESENTATIVES, OWNERS, MEMBERS, PARTNERS, FINANCIAL ADVISORS, LEGAL ADVISORS, INVESTMENT ADVISORS, FUND ADVISORS, PRINCIPALS, SHAREHOLDERS, MANAGERS, CONSULTANTS, ACCOUNTANTS, ATTORNEYS, AFFILIATES, ASSIGNS, SUCCESSORS, SUCCESSORS IN INTEREST, PREDECESSORS AND PREDECESSORS IN INTEREST (COLLECTIVELY, SOLELY IN SUCH CAPACITY, THE “SOFTBANK RELEASEES”) FROM AND AGAINST ANY AND ALL CLAIMS, COUNTERCLAIMS, SET-OFFS, DEFENSES, CONTROVERSIES, CHARGES,

CLAIMS FOR RELIEF, DEMANDS, SUITS, ACTIONS, PROCEEDINGS OR CAUSES OF ACTION WHICH SUCH CIPHER RELEASOR HAS OR HAD, AT LAW, IN EQUITY OR UNDER ANY CONTRACT, AGREEMENT, STATUTE, RULE, REGULATION OR ORDER, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING AS OF THE DATE HEREOF, AGAINST THE SOFTBANK RELEASEES WITH RESPECT TO ANY EVENT, MATTER, CLAIM, OCCURRENCE, DAMAGE, LOSS, EXPENSE, FEE, PENALTY, SANCTION, LIABILITY, OBLIGATION, ACT, OMISSION OR INJURY, DIRECTLY OR INDIRECTLY ARISING OUT OF, IN CONNECTION WITH OR RELATED TO, IN ANY MANNER, IN WHOLE OR IN PART, THE NON-DISCLOSURE AGREEMENT OR ANY RELATED TRANSACTIONS OR DOCUMENTS, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE FOREGOING, OR ANY PRIOR NEGOTIATIONS OR DISCUSSIONS BETWEEN THE PARTIES HERETO AND/OR THEIR AFFILIATES IN RESPECT OF ANY RELATED TRANSACTIONS, AND ALL EVENTS, MATTERS, CLAIMS, OCCURRENCES, DAMAGES, LOSSES, EXPENSES, FEES, PENALTIES, SANCTIONS, LIABILITIES, OBLIGATIONS, ACTS, OMISSIONS OR INJURIES, DIRECTLY OR INDIRECTLY ARISING THEREFROM, IN CONNECTION THEREWITH OR RELATED THERETO, IN ANY MANNER, IN WHOLE OR IN PART, IN EACH CASE ON OR PRIOR TO THE DATE HEREOF (COLLECTIVELY, THE “SOFTBANK RELEASED CLAIMS”); PROVIDED, THAT, THE FOREGOING SHALL NOT (I) WAIVE OR RELEASE, AND THE SOFTBANK RELEASED CLAIMS SHALL NOT INCLUDE, CLAIMS OR LIABILITIES TO THE EXTENT ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, DIRECTLY OR INDIRECTLY, ANY MANNER, ANY ACT OR OMISSION OF A RELEASEE THAT CONSTITUTES INTENTIONAL FRAUD AS DETERMINED BY A FINAL, NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION, OR (II) RELEASE, ALTER, WAIVE OR AMEND ANY OF THE RIGHTS OR OBLIGATIONS GRANTED TO OR IMPOSED UPON ANY PARTY HERETO OR ANY OF ITS RESPECTIVE AFFILIATES UNDER THIS SUBSCRIPTION AGREEMENT OR THE REGISTRATION RIGHTS AGREEMENT, AND THE SOFTBANK RELEASED CLAIMS SHALL NOT INCLUDE ANY SUCH RIGHTS OF ANY PARTY HERETO UNDER SUCH AGREEMENTS.

(q) EFFECTIVE UPON AND SUBJECT TO THE DATE HEREOF, SOFTBANK, ON BEHALF OF ITSELF, ITS AFFILIATES, ITS SUBSIDIARIES AND EACH OF ITS AND THEIR RESPECTIVE OFFICERS, EMPLOYEES, DIRECTORS, DIRECT OR INDIRECT EQUITY HOLDERS, AGENTS, REPRESENTATIVES, OWNERS, MEMBERS, MANAGERS, ASSIGNS, SUCCESSORS AND PREDECESSORS, (EACH, SOLELY IN EACH SUCH CAPACITY, A “SOFBANK RELEASOR”), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY FOREVER, FULLY, IRREVOCABLY, CONCLUSIVELY, ABSOLUTELY AND UNCONDITIONALLY RELEASES, DISCHARGES AND ACQUITS CIPHER, ITS AFFILIATES, ITS SUBSIDIARIES AND EACH OF ITS AND THEIR RESPECTIVE FORMER, CURRENT OR FUTURE OFFICERS, EMPLOYEES, DIRECTORS, DIRECT OR INDIRECT EQUITY HOLDERS, AFFILIATED INVESTMENT FUNDS, AFFILIATED INVESTMENT VEHICLES, MANAGED ACCOUNTS, MANAGED FUNDS, AGENTS, REPRESENTATIVES, OWNERS, MEMBERS, PARTNERS, FINANCIAL ADVISORS,

LEGAL ADVISORS, INVESTMENT ADVISORS, FUND ADVISORS, PRINCIPALS, SHAREHOLDERS, MANAGERS, CONSULTANTS, ACCOUNTANTS, ATTORNEYS, AFFILIATES, ASSIGNS, SUCCESSORS, SUCCESSORS IN INTEREST, PREDECESSORS AND PREDECESSORS IN INTEREST (COLLECTIVELY, SOLELY IN SUCH CAPACITY, THE “CIPHER RELEASEES”) FROM AND AGAINST ANY AND ALL CLAIMS, COUNTERCLAIMS, SET-OFFS, DEFENSES, CONTROVERSIES, CHARGES, CLAIMS FOR RELIEF, DEMANDS, SUITS, ACTIONS, PROCEEDINGS OR CAUSES OF ACTION WHICH SUCH SOFTBANK RELEASOR HAS OR HAD, AT LAW, IN EQUITY OR UNDER ANY CONTRACT, AGREEMENT, STATUTE, RULE, REGULATION OR ORDER, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING AS OF THE DATE HEREOF, AGAINST THE CIPHER RELEASEES WITH RESPECT TO ANY EVENT, MATTER, CLAIM, OCCURRENCE, DAMAGE, LOSS, EXPENSE, FEE, PENALTY, SANCTION, LIABILITY, OBLIGATION, ACT, OMISSION OR INJURY, DIRECTLY OR INDIRECTLY ARISING OUT OF, IN CONNECTION WITH OR RELATED TO, IN ANY MANNER, IN WHOLE OR IN PART, THE NON-DISCLOSURE AGREEMENT OR ANY RELATED TRANSACTIONS OR DOCUMENTS, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE FOREGOING, OR ANY PRIOR NEGOTIATIONS OR DISCUSSIONS BETWEEN THE PARTIES HERETO AND/OR THEIR AFFILIATES IN RESPECT OF ANY RELATED TRANSACTIONS, AND ALL EVENTS, MATTERS, CLAIMS, OCCURRENCES, DAMAGES, LOSSES, EXPENSES, FEES, PENALTIES, SANCTIONS, LIABILITIES, OBLIGATIONS, ACTS, OMISSIONS OR INJURIES, DIRECTLY OR INDIRECTLY ARISING THEREFROM, IN CONNECTION THEREWITH OR RELATED THERETO, IN ANY MANNER, IN WHOLE OR IN PART, IN EACH CASE ON OR PRIOR TO THE DATE HEREOF (COLLECTIVELY, THE “CIPHER RELEASED CLAIMS”); PROVIDED, THAT, THE FOREGOING SHALL NOT (I) WAIVE OR RELEASE, AND THE CIPHER RELEASED CLAIMS SHALL NOT INCLUDE, CLAIMS OR LIABILITIES TO THE EXTENT ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, DIRECTLY OR INDIRECTLY, ANY MANNER, ANY ACT OR OMISSION OF A RELEASEE THAT CONSTITUTES INTENTIONAL FRAUD AS DETERMINED BY A FINAL, NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION, OR (II) RELEASE, ALTER, WAIVE OR AMEND ANY OF THE RIGHTS OR OBLIGATIONS GRANTED TO OR IMPOSED UPON ANY PARTY HERETO OR ANY OF ITS RESPECTIVE AFFILIATES UNDER THIS SUBSCRIPTION AGREEMENT OR THE REGISTRATION RIGHTS AGREEMENT, AND THE CIPHER RELEASED CLAIMS SHALL NOT INCLUDE ANY SUCH RIGHTS OF ANY PARTY HERETO UNDER SUCH AGREEMENTS.

(r) EACH OF CIPHER AND SOFTBANK INTENDS THE RELEASES SET FORTH HEREIN TO APPLY FULLY TO CLAIMS THAT CIPHER OR SOFTBANK DOES NOT PRESENTLY KNOW OR SUSPECT TO EXIST AT THIS TIME. EACH OF CIPHER AND SOFTBANK UNDERSTANDS THAT THE FACTS WITH RESPECT TO WHICH THIS RELEASE IS GIVEN MAY HEREAFTER PROVE TO BE DIFFERENT FROM THE FACTS NOW KNOWN OR BELIEVED BY CIPHER OR SOFTBANK, AND EACH OF CIPHER AND SOFTBANK HEREBY ACCEPTS AND ASSUMES THE RISK THEREOF AND AGREES THAT THIS RELEASE SHALL BE AND SHALL REMAIN, IN

ALL RESPECTS, EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BY REASON OF ANY SUCH DIFFERENCE IN FACTS. THE SOTBANK RELEASED CLAIMS AND THE CIPHER RELEASED CLAIMS HEREIN SHALL BE CONSTRUED BROADLY AS GENERAL RELEASES, AND EACH OF CIPHER AND SOFTBANK HEREBY EXPRESSLY, KNOWINGLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS, BENEFITS AND PROTECTIONS OF ANY STATE OR FEDERAL STATUTE OR COMMON LAW PRINCIPLE LIMITING THE SCOPE OF A GENERAL RELEASE. EACH OF CIPHER AND SOFTBANK EXPRESSLY WAIVES, RELINQUISHES AND RELEASES ANY AND ALL PROVISIONS, RIGHTS AND BENEFITS CONFERRED BY OR UNDER CAL. CIV. CODE § 1542 OR ANY LAW OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES OR TERRITORY OF THE UNITED STATES, OR PRINCIPLE OF COMMON LAW OR ANY LAW OF ANY FOREIGN JURISDICTION, WHICH IS SIMILAR, COMPARABLE OR EQUIVALENT TO CAL. CIV. CODE § 1542, WHICH PROVIDES:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION HEREOF OR RELEASE CONTAINED HEREIN SHALL IN NO WAY AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OR RELEASE.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, Cipher and SoftBank has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

CIPHER MINING INC.

By:	/s/ William Iwaschuk
	Name:	William Iwaschuk
	Title:	Co-President, Chief Legal Officer and Corporate Secretary

Signature Page to Subscription Agreement

SUBSCRIBER:	JOINT SUBSCRIBER, if applicable:

Star Beacon LLC

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By: /s/ Kiran Kazmi	By:

Name: Kiran Kazmi	Name:
Title: Manager	Title:

Date: , 202[•]

Name in which securities are to be registered (if different)

Email Address: _______________________
If there are joint investors, please check one:
☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property
Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:
Attn:	Attn:

Telephone No.: ______________________	Telephone No.: ______________________

Facsimile No.: _______________________	Facsimile No.: _______________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Cipher.

Signature Page to Subscription Agreement

Index of Schedules:

•	Schedule A: Eligibility Representations of Subscriber

•	Schedule B: Cipher Wire Instructions

•	Schedule C: Competitors